Exhibit 99.2

First Quarter 2024 Earnings Results Presentation April 15, 2024

Results Snapshot Net Revenues Net Earnings EPS 1Q24 $14.21 billion 1Q24 $4.13 billion 1Q24 $11.58 Annualized ROE1 Annualized ROTE1 Book Value Per Share 1Q24 14.8% 1Q24 15.9% 1Q24 $321.10 (+2.4% YTD) Highlights Selected Items and FDIC Special Assessment Fee4 #1 in announced and completed M&A2 $ in millions, except per share amounts 1Q24 Pre-tax earnings: AWM historical principal investments5 $ 168 Record FICC financing and 2nd highest Equities financing net revenues GreenSky (24) General Motors (GM) Card (60) FDIC special assessment fee (78) Record Management and other fees of $2.45 billion Total impact to pre-tax earnings $ 6 Impact to net earnings $ 5 3 Impact to EPS $ 0.02 Record AUS of $2.85 trillion; 25th consecutive quarter of long-term fee-based net inflows Impact to ROE 0.0pp 1

Financial Overview

Goldman Sachs

Financial Results

$ in millions, except per share amounts		1Q24	vs. 4Q23	vs. 1Q23
Global Banking & Markets	$	9,726	53%	15%
Asset & Wealth Management		3,789	(14)%	18%
Platform Solutions		698	21%	24%
Net revenues		14,213	26%	16%
Provision for credit losses		318	(45)%	N.M.
Operating expenses		8,658	2%	3%
Pre-tax earnings	$	5,237	132%	31%
Net earnings	$	4,132	106%	28%
Net earnings to common	$	3,931	111%	27%
Diluted EPS	$	11.58	111%	32%
ROE[1]		14.8%	7.7pp	3.2pp
ROTE[1]		15.9%	8.3pp	3.3pp
Efficiency Ratio[3]		60.9%	(14.1)pp	(7.8)pp

Financial Overview Highlights

- 1Q24 results included EPS of $11.58 and ROE of 14.8%
  - 1Q24 net revenues were higher YoY, reflecting higher net revenues across all segments
  - 1Q24 provision for credit losses was $318 million, reflecting net provisions related to both the credit card portfolio (driven by net charge-offs) and wholesale loans (driven by impairments)
  - 1Q24 operating expenses were slightly higher YoY, reflecting higher compensation and benefits expenses, partially offset by lower non-compensation expenses

Net Revenues by Segment ($ in millions)



$14,213
$11,318
$12,224
$9,726
$6,354
$8,444
$3,789
$4,387
$3,216
$698
$577
$564
1Q24
4Q23
1Q23
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

2

Global Banking & Markets Financial Results Global Banking & Markets Highlights 1Q24 net revenues were higher YoY vs. vs. — Investment banking fees reflected significantly higher net revenues in Debt underwriting, $ in millions 1Q24 4Q23 1Q23 Advisory and Equity underwriting Investment banking fees $ 2,080 26% 32% — FICC reflected significantly higher net revenues in financing and higher net revenues in intermediation FICC 4,323 113% 10% — Equities reflected higher net revenues in intermediation and slightly higher net revenues in financing 3,311 Investment banking fees backlog3 decreased QoQ, primarily in Advisory Equities 27% 10% 1Q24 select data3: Other 12 (80)% N.M. — Total assets of $1.45 trillion — Loan balance of $122 billion Net revenues 9,726 53% 15% — Net interest income of $243 million Provision for credit losses 96 (49)% (26)% Global Banking & Markets Net Revenues ($ in millions) Operating expenses 5,153 19% 11% Pre-tax earnings $ 4,477 145% 21% $9,726 $ 3,532 107% 18% $8,444 Net earnings $2,080 Investment $1,579 banking fees Net earnings to common $ 3,377 112% 17% $6,354 FICC $4,323 $1,652 Average common equity $ 75,000 1% 8% $3,931 Equities $2,034 Return on average common equity 18.0% 9.4pp 1.4pp Other $3,311 $2,607 $3,015 $12 $61 $(81) 1Q24 4Q23 1Q23 3

Global Banking & Markets – Net Revenues

Net Revenues

$ in millions	1Q24	vs. 4Q23	vs. 1Q23
Advisory	$ 1,011	1%	24%
Equity underwriting	370	47%	45%
Debt underwriting	699	77%	38%
Investment banking fees	2,080	26%	32%
FICC intermediation	3,471	168%	6%
FICC financing	852	15%	31%
FICC	4,323	113%	10%
Equities intermediation	1,989	32%	14%
Equities financing	1,322	20%	4%
Equities	3,311	27%	10%
Other	12	(80)%	N.M.
Net revenues	$ 9,726	53%	15%

Global Banking & Markets Net Revenues Highlights

- 1Q24 Investment banking fees were significantly higher YoY
  - Advisory reflected an increase in completed mergers and acquisitions transactions
  - Equity underwriting primarily reflected an increase in initial public and secondary offerings
  - Debt underwriting primarily reflected a significant increase in leveraged finance activity
- 1Q24 FICC net revenues were higher YoY
  - FICC intermediation reflected significantly higher net revenues in mortgages and higher net revenues in currencies and credit products, partially offset by lower net revenues in commodities and slightly lower net revenues in interest rate products
  - FICC financing was a record and primarily reflected significantly higher net revenues from mortgages and structured lending
- 1Q24 Equities net revenues were higher YoY
  - Equities intermediation reflected significantly higher net revenues in derivatives
  - Equities financing net revenues were slightly higher; record average prime balances

4

Asset & Wealth Management

Goldman Sachs

Financial Results

$ in millions	1Q24	vs. 4Q23	vs. 1Q23
Management and other fees:			
Asset management	$ 1,113	2%	8%
Wealth management	1,339	(1)%	7%
Total Management and other fees	2,452	–	7%
Incentive fees	88	49%	66%
Private banking and lending	682	3%	93%
Equity investments	222	(74)%	87%
Debt investments	345	(10)%	(15)%
Net revenues	3,789	(14)%	18%
Provision for credit losses	(22)	(144)%	96%
Operating expenses	2,934	(18)%	(7)%
Pre-tax earnings	$ 877	8%	43%
Net earnings	$ 692	5%	40%
Net earnings to common	$ 653	3%	41%
Average common equity	$ 26,456	(5)%	(19)%
Return on average common equity	9.9%	0.8pp	4.2pp

Asset & Wealth Management Highlights

- 1Q24 net revenues were higher YoY
  - Management and other fees primarily reflected the impact of higher average AUS
  - Private banking and lending net revenues reflected the impact of the sale of the Marcus loans portfolio in 2023 (including the significant mark-down of the portfolio in 1Q23), partially offset by the impact of lower deposit spreads
  - Equity investments reflected:
    - Private: 1Q24 ~$330 million, compared to 1Q23 ~$35 million
    - Public: 1Q24 ~$(110) million, compared to 1Q23 ~$85 million
  - Debt investments reflected lower net interest income due to a reduction in the debt investments balance sheet
- 1Q24 select data[3]:
  - Total assets of $190 billion
  - Loan balance of $45 billion, of which $33 billion related to Private banking and lending
  - Net interest income of $691 million
  - Total Wealth management client assets[6] of ~$1.5 trillion
  - Pre-tax margin of 23%

Asset & Wealth Management Net Revenues ($ in millions)


$3,789
$2,452
$88
$682
$222
$345
1Q24
$4,387
$2,445
$59
$661
$838
$384
4Q23
$3,216
$2,282
$53
$354
$119
$408
1Q23
Management and other fees
Incentive fees
Private banking and lending
Equity investments
Debt investments

5

Asset & Wealth Management – Assets Under Supervision

Goldman Sachs

AUS Rollforward[3]

$ in billions	1Q24	4Q23	1Q23
Beginning balance	$ 2,812	$ 2,680	$ 2,547
Long-term AUS net inflows / (outflows)	24	51	8
Liquidity products	(39)	(37)	49
Total AUS net inflows / (outflows)	(15)	14	57
Acquisitions / (dispositions)	–	(23)	–
Net market appreciation / (depreciation)	51	141	68
Ending balance	$ 2,848	$ 2,812	$ 2,672

AUS Highlights[3]

- During the quarter, AUS increased $36 billion to a record $2.85 trillion
  - Net market appreciation in equity assets
  - Net inflows in fixed income assets
  - Net outflows in liquidity products
- Total AUS net outflows of $15 billion during the quarter, of which:
  - $44 billion of net outflows in Third-party distributed client channel
  - $17 billion of net inflows in Wealth management client channel
  - $12 billion of net inflows in Institutional client channel

AUS by Asset Class[3]

$ in billions	1Q24	4Q23	1Q23
Alternative investments	$ 296	$ 295	$ 268
Equity	713	658	597
Fixed income	1,141	1,122	1,047
Long-term AUS	2,150	2,075	1,912
Liquidity products	698	737	760
Total AUS	$ 2,848	$ 2,812	$ 2,672

AUS by Client Channel[3]

$ in billions	1Q24	4Q23	1Q23
Institutional	$ 1,048	$ 1,033	$ 939
Wealth management	845	798	745
Third-party distributed	955	981	988
Total AUS	$ 2,848	$ 2,812	$ 2,672

1Q24 AUS by Region and Vehicle[3]


Region
70%
23%
7%
Americas
EMEA
Asia


Vehicle
56%
31%
13%
Separate accounts
Public funds
Private funds and other

6

Asset & Wealth Management – Alternative Investments

Alternative Investments AUS and Effective Fees[3]

$ in billions	1Q24 Average AUS	1Q24 Effective Fees (bps)
Corporate equity	$ 109	78
Credit	55	72
Real estate	23	59
Hedge funds and other	66	62
Funds and discretionary accounts	253	71
Advisory accounts	42	17
Total alternative investments AUS	$ 295	63

On-Balance Sheet Alternative Investments[3]

$ in billions	1Q24
Loans	$ 12.1
Debt securities	10.4
Equity securities	13.1
CIE investments and other[7]	8.4
Total On-B/S alternative investments	$ 44.0

$ in billions	1Q24
Client co-invest	$ 20.5
Firmwide initiatives / CRA investments	8.7
Historical principal investments[5]	14.8
Total On-B/S alternative investments	$ 44.0



■ Historical principal investments ($ in billions)
$29.7
$9bn Attributed Equity
YE22
$16.3
$6bn Attributed Equity
YE23
$14.8
$5bn Attributed Equity
1Q24

Alternative Investments Highlights[3]

- 1Q24 Management and other fees from alternative investments were $486 million, down 2% compared with 1Q23
- During the quarter, alternative investments AUS increased $1 billion to $296 billion
- 1Q24 gross third-party alternatives fundraising across strategies was $14 billion, including:
  - $4 billion in corporate equity, $7 billion in credit, $1 billion in real estate and $2 billion in hedge funds and other
  - $265 billion raised since the end of 2019
- During the quarter, on-balance sheet alternative investments declined by $2.2 billion to $44.0 billion
  - Historical principal investments[5] declined by $1.5 billion to $14.8 billion and included $3.1 billion of loans, $3.5 billion of debt securities, $3.8 billion of equity securities and $4.4 billion of CIE investments and other

Historical Principal Investments Rollforward[3,5] ($ in billions)



$16.3
YE23
$(0.1)
Net mark-ups / (mark-downs)
$0.2
Additions
$(1.6)
Dispositions / Paydowns
$14.8
1Q24

7

Platform Solutions Financial Results Platform Solutions Highlights 1Q24 net revenues were higher YoY vs. vs. — Consumer platforms primarily reflected higher average credit card balances and higher $ in millions 1Q24 4Q23 1Q23 average deposit balances Consumer platforms $ 618 23% 26% — Transaction banking and other reflected higher deposit spreads 1Q24 provision for credit losses of $244 million reflected net provisions related to the credit card Transaction banking and other 80 10% 8% portfolio (driven by net charge-offs) 1Q24 select data3: Net revenues 698 21% 24% — Total assets of $59 billion Provision for credit losses 244 (39)% (8)% — Loan balance of $17 billion — Net interest income of $674 million Operating expenses 571 1% (6)% Pre-tax earnings / (loss) $ (117) 70% 62% Platform Solutions Net Revenues ($ in millions) Net earnings / (loss) $ (92) 74% 63% Net earnings / (loss) to common $ (99) 73% 61% $698 Average common equity $ 4,734 30% 20% $577 $564 Return on average common equity (8.4)% 31.3pp 17.3pp Consumer platforms $618 Transaction $504 $490 banking and other $80 $73 $74 1Q24 4Q23 1Q23 8

Loans and Net Interest Income

Loans by Segment[3] ($ in billions)



$184
$183
$178
$122
$117
$109
$45
$46
$53
$17
$20
$16
1Q24
4Q23
1Q23
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

Net Interest Income by Segment ($ in millions)



$1,608
$1,339
$1,781
$243
$22
$347
$691
$697
$886
$674
$620
$548
1Q24
4Q23
1Q23
Global Banking & Markets
Asset & Wealth Management
Platform Solutions

Loans by Type[3]

$ in billions	1Q24	4Q23	1Q23
Corporate	$ 36	$ 36	$ 40
Commercial real estate	27	26	29
Residential real estate	24	25	22
Securities-based lending	14	15	16
Other collateralized lending	67	62	53
Installment	–	3	6
Credit cards	19	19	15
Other	2	2	2
Allowance for loan losses	(5)	(5)	(5)
Total loans	$ 184	$ 183	$ 178

Metrics

2.8%
ALLL to Total Gross Loans, at Amortized Cost

1.6%
ALLL to Gross Wholesale Loans, at Amortized Cost

13.7%
ALLL to Gross Consumer Loans, at Amortized Cost

~80%
Gross Loans Secured

Loans and Net Interest Income Highlights[3]

- 1Q24 loans increased slightly QoQ
  - Gross loans by type: $178 billion - amortized cost, $6 billion - fair value, $5 billion - held for sale
  - Average loans of $185 billion
  - Total allowance for loan losses and losses on lending commitments was $5.54 billion ($4.90 billion for funded loans)
    - $3.18 billion for wholesale loans, $2.36 billion for consumer loans
  - Net charge-offs of $380 million for an annualized net charge-off rate of 0.9%
    - 0.0% for wholesale loans, 8.4% for consumer loans
- 1Q24 net interest income decreased 10% YoY, reflecting an increase in funding costs supporting trading activities
  - 1Q24 average interest-earning assets of $1.53 trillion

9

Commercial Real Estate (CRE)

1Q24 Firmwide Loans, Net of ALLL[3]

$ in billions


$26
■ CRE loans ■ Other loans

	1Q24
Warehouse / other indirect	$12
Industrials	$3
Multifamily	$3
Hospitality	$2
Mixed use	$1
Office	$1
Other	$4

14.1% CRE Loans to Total Loans, Net of ALLL

2.4% Past Due (30+ days) Ratio on CRE Loans, at Amortized Cost

0.3% 1Q24 Annualized Net Charge-Off Ratio on CRE Loans, at Amortized Cost

- 50% of the CRE loan portfolio was investment-grade, based on internally determined public rating agency equivalents
- Office-related loans were primarily secured by Class A office properties
- Additionally, the firm has $3.4 billion of CRE-related unfunded lending commitments, including $0.6 billion of office-related commitments

1Q24 AWM On-Balance Sheet Alternative Investments[3]

$ in billions	CRE-related		Office-related	
Loans (included in firmwide loans)	$	1.6	$	0.2
Debt securities	$	0.5	$	0.1
Equity securities	$	3.8	$	0.3
CIE investments[7]	$	4.7 / 2.0 gross / net of financings	$	0.6 net of financings

- Office-related exposures were primarily secured by Class A office properties
- ~36% of the CRE-related on-balance sheet alternative investments consisted of historical principal investments, which the firm intends to exit over the medium term[5]

10

Expenses Financial Results Expense Highlights ??1Q24 total operating expenses were slightly higher YoY vs. vs. — Compensation and benefits expenses were higher, reflecting improved operating $ in millions 1Q24 4Q23 1Q23 performance Compensation and benefits $ 4,585 27% 12% — Non-compensation expenses were lower, reflecting: o Significantly lower impairments related to consolidated real estate investments (in Transaction based 1,497 3% 7% depreciation and amortization) o Partially offset by higher transaction based expenses and an incremental expense for the FDIC special assessment fee of $78 million (in other expenses) Market development 153 (13)% (11)% ??The effective income tax rate for 1Q24 was 21.1%, up from the full year rate of 20.7% for 2023, primarily due to a decrease in permanent tax benefits, partially offset by changes in the Communications and technology 470 (7)% 1% geographic mix of earnings Depreciation and amortization 627 (20)% (35)% Efficiency Ratio3 Occupancy 247 (8)% (7)% Professional fees 384 (18)% – 68.7% 60.9% Other expenses 695 (44)% 7% Total operating expenses $ 8,658 2% 3% Provision for taxes $ 1,105 349% 46% Effective Tax Rate 21.1% 1Q24 1Q23 11

Capital and Balance Sheet Capital3 Capital and Balance Sheet Highlights3 ??Standardized CET1 capital ratio increased QoQ, reflecting an increase in CET1 capital 1Q24 4Q23??Advanced CET1 capital ratio increased QoQ, primarily reflecting a decrease in credit RWAs and an increase in CET1 capital Standardized CET1 capital ratio 14.7% 14.4% ??Returned $2.43 billion of capital to common shareholders during the quarter Advanced CET1 capital ratio 15.9% 14.9% — 3.9 million common shares repurchased for a total cost of $1.50 billion — $929 million of common stock dividends Supplementary leverage ratio (SLR) 5.4% 5.5% ??Deposits of $441 billion consisted of consumer $174 billion, private bank $101 billion, transaction banking $64 billion, brokered CDs $42 billion, deposit sweep programs $31 billion and other $29 billion??BVPS increased 2.4% QoQ, driven by net earnings Selected Balance Sheet Data3 Book Value $ in billions 1Q24 4Q23 In millions, except per share amounts 1Q24 4Q23 Total assets $ 1,698 $ 1,642 Basic shares3 334.3 337.1 Deposits $ 441 $ 428 Book value per common share $ 321.10 $ 313.56 Unsecured long-term borrowings $ 234 $ 242 Tangible book value per common share1 $ 300.40 $ 292.52 Shareholders’ equity $ 118 $ 117 Average GCLA $ 423 $ 414 12

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2023. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) estimated GDP growth or contraction, interest rate and inflation trends and volatility, (ii) the timing, profitability, benefits and other prospective aspects of business initiatives and the achievability of targets and goals, (iii) the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer and G-SIB buffer, and the potential impact of changes to U.S. regulatory capital rules), (iv) the firm’s prospective capital distributions (including dividends and repurchases), (v) the firm’s future effective income tax rate, (vi) the firm’s Investment banking fees backlog and future results, (vii) the firm’s planned 2024 benchmark debt issuances, (viii) the impact of Russia’s invasion of Ukraine and related sanctions and other developments and the impact of the conflict in the Middle East on the firm’s business, results and financial position, and (ix) the firm’s ability to sell, and the terms of any proposed or pending sale of, Asset & Wealth Management historical principal investments and the firm’s ability to transition the GM credit card are forward-looking statements. Statements regarding estimated GDP growth or contraction, interest rate and inflation trends and volatility are subject to the risk that actual GDP growth or contraction, interest rate and inflation trends and volatility may differ, possibly materially, due to, among other things, changes in general economic conditions and monetary and fiscal policy. Statements about the timing, profitability, benefits and other prospective aspects of business initiatives and the achievability of targets and goals are based on the firm’s current expectations regarding the firm’s ability to effectively implement these initiatives and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios (including the firm’s stress capital buffer and G-SIB buffer), as well as its prospective capital distributions (including dividends and repurchases), are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected, including due to, among other things, potential future changes to regulatory capital rules, which may not be what the firm expects. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the tax rates applicable to the firm, the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from tax authorities. Statements about the firm’s Investment banking fees backlog and future advisory and capital market results are subject to the risk that advisory and capital market activity may not increase as the firm expects or that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak or worsening of hostilities, including those in Ukraine and the Middle East, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the firm’s planned 2024 benchmark debt issuances are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. Statements about the impact of Russia’s invasion of Ukraine and related sanctions and other developments and the impact of the conflict in the Middle East on the firm’s business, results and financial position are subject to the risks that hostilities may escalate and expand, that sanctions may increase and that the actual impact may differ, possibly materially, from what is currently expected. Statements about the proposed or pending sales of Asset & Wealth Management historical principal investments are subject to the risks that buyers may not bid on these assets or bid at levels, or with terms, that are unacceptable to the firm, and that the performance of these activities may deteriorate as a result of the proposed and pending sales, and statements about the process to transition the GM credit card are subject to the risk that a transaction may not close on the anticipated timeline or at all, including due to a failure to obtain requisite regulatory approvals. 13

Footnotes

Goldman Sachs

1. Annualized return on average common shareholders' equity (ROE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders' equity. Annualized return on average tangible common shareholders' equity (ROTE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders' equity. Tangible common shareholders' equity is calculated as total shareholders' equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders' equity by basic shares. Management believes that tangible common shareholders' equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders' equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

   The table below presents a reconciliation of average and ending common shareholders' equity to average and ending tangible common shareholders' equity:

Unaudited, $ in millions	AVERAGE FOR THE THREE MONTHS ENDED MARCH 31, 2024	AS OF MARCH 31, 2024	AS OF DECEMBER 31, 2023	AS OF MARCH 31, 2023
Total shareholders' equity	$ 117,393	$ 118,546	$ 116,905	$ 117,509
Preferred stock	(11,203)	(11,203)	(11,203)	(10,703)
Common shareholders' equity	106,190	107,343	105,702	106,806
Goodwill	(5,903)	(5,897)	(5,916)	(6,439)
Identifiable intangible assets	(1,124)	(1,021)	(1,177)	(1,965)
Tangible common shareholders' equity	$ 99,163	$ 100,425	$ 98,609	$ 98,402

2. Dealogic – January 1, 2024 through March 31, 2024.

3. For information about the following items, see the referenced sections in Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the firm's Annual Report on Form 10-K for the year ended December 31, 2023: (i) Investment banking fees backlog – see "Results of Operations – Global Banking & Markets", (ii) assets under supervision (AUS) – see "Results of Operations – Asset & Wealth Management – Assets Under Supervision", (iii) efficiency ratio – see "Results of Operations – Operating Expenses", (iv) basic shares – see "Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics", (v) share repurchase program – see "Capital Management and Regulatory Capital – Capital Management" and (vi) global core liquid assets – see "Risk Management – Liquidity Risk Management."

   For information about the following items, see the referenced sections in Part II, Item 8 "Financial Statements and Supplementary Data" in the firm's Annual Report on Form 10-K for the year ended December 31, 2023: (i) interest-earning assets – see "Statistical Disclosures – Distribution of Assets, Liabilities and Shareholders' Equity" and (ii) risk-based capital ratios and the supplementary leverage ratio – see Note 20 "Regulation and Capital Adequacy."

   Represents a preliminary estimate for the first quarter of 2024 for the firm's assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets. These may be revised in the firm's Quarterly Report on Form 10-Q for the period ended March 31, 2024.

4. Includes selected items that the firm has sold or is selling related to the narrowing of the firm's ambitions in consumer-related activities and related to the transitioning of Asset & Wealth Management to a less capital-intensive business.

   In 1Q24, the FDIC notified banks subject to the special assessment fee that the estimated cost to the Deposit Insurance Fund resulting from the closures in 2023 of Silicon Valley Bank and Signature Bank has increased. As a result, the firm recognized an incremental pre-tax expense of $78 million.

   Net earnings reflects the effective income tax rate for the respective segment of each item.

14

Footnotes—Continued 5. Includes consolidated investment entities (CIEs) and other legacy investments the firm intends to exit over the medium term (medium term refers to a 3-5 year time horizon from year-end 2022). 6. Consists of AUS, brokerage assets and Marcus deposits. 7. Includes CIEs and other investments. CIEs are generally accounted for at historical cost less depreciation. Substantially all of the firm’s CIEs are engaged in commercial real estate investment activities. Assets held by CIEs of $5 billion as of March 31, 2024 and $6 billion as of December 31, 2023 were funded with liabilities of approximately $3 billion as of both March 31, 2024 and December 31, 2023. Substantially all such liabilities are nonrecourse, thereby reducing the firm’s equity at risk. 15